CUSIP NO. ______________

REGISTERED                                              PRINCIPAL AMOUNT:
No.


                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTE, SERIES G
                    PREMIUM INCOME EXCHANGEABLE SECURITIESSM
              PERFORMANCE LINKED TO THE VALUE OF A COMMON STOCK, A
       STOCK INDEX, A BASKET OF COMMON STOCKS OR A BASKET OF STOCK INDICES

                  If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a Note in global form (a "Global Security") and the following legends are applicable except as specified on the reverse hereof:

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company (as defined below) or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.



ISSUE PRICE:                                DUAL CURRENCY NOTE:              OPTIONAL INTEREST RATE RESET:
                                            [ ] YES    [ ] NO                [ ] YES    [ ] NO

ISSUE DATE:                                 OPTION ELECTION DATES:           OPTIONAL RESET DATES:

STATED MATURITY DATE:                       OPTIONAL PAYMENT                 REDEEMABLE:
                                            CURRENCY:                        [ ] YES    [ ] NO

VALUATION DATE:                             DESIGNATED EXCHANGE
                                            RATE:                            INITIAL REDEMPTION DATE:

INTEREST RATE:      % per annum             OPTION VALUE CALCULATION         RENEWABLE NOTE:
                                            AGENT:                           [ ] YES    [ ] NO

INTEREST PAYMENT DATES:                     OPTION TO RECEIVE PAYMENTS       INITIAL MATURITY DATE:
                                            IN THE SPECIFIED CURRENCY:
                                            [ ] YES    [ ] NO                SPECIAL ELECTION INTERVAL:

REGULAR RECORD DATES:                       SPECIFIED CURRENCY:              RENEWABLE IN PART:
                                                                             [ ] YES    [ ] NO

ACCRUE TO PAY                               AMORTIZING NOTE:                 AUTHORIZED RENEWABLE AMOUNTS:
[ ] YES    [ ] NO                           [ ] YES    [ ] NO
                                                                             SPECIAL ELECTION PERIOD:
DETERMINATION PERIOD:                       SINKING FUND:
                                                                             REDEMPTION NOTICE PERIOD:
REFERENCE EQUITY:                           TOTAL AMOUNT OF OID:
                                                                             REPURCHASE OPTION:
                                                                             [ ] YES    [ ] NO
INITIAL MULTIPLIER:                         YIELD TO MATURITY:
                                                                             OPTIONAL REPURCHASE DATE:
INDEX WEIGHTS:                              INITIAL ACCRUAL PERIOD OID:
                                                                             OPTIONAL REPURCHASE NOTICE PERIOD:
LOWER STRIKE PRICE:                         OID NOTE PREPAYMENT AMOUNT:
                                                                             STOCK SETTLEMENT OPTION:
                                                                             [ ] NO
                                                                             [ ] BY COMPANY
                                                                             [ ] BY HOLDER

UPPER STRIKE PRICE:                         AUTHORIZED DENOMINATIONS:        FRACTIONAL SHARES ISSUANCE:
                                                                             [ ] YES    [ ] NO

LOWER STRIKE CONVERSION RATIO:              EXTENDIBLE NOTE:                 OTHER PROVISIONS:
                                            [ ] YES    [ ] NO

UPPER STRIKE CONVERSION RATIO:              EXTENSION PERIOD:

EXCHANGE RATE AGENT:                        NUMBER OF EXTENSION PERIODS:

DEPOSITORY:



                           LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, on the Maturity Date, for each minimum denomination of the Notes (a "note") represented hereby, an amount equal to the Maturity Payment Amount (as defined below) and, if so specified above, to pay interest thereon from the Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the Interest Rate specified above until the Maturity Payment Amount hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal or Maturity Payment Amount (as the case may be) and premium and on any overdue installment of interest. Unless otherwise specified above, and except as provided in Section 8 on the reverse hereof if this Note is a Dual Currency Note (as hereinafter defined), payments of principal or Maturity Payment Amount (as the case may be), premium, if any, and interest hereon will be made in U.S. dollars; if the Specified Currency set forth above is a currency other than U.S. dollars (a "Foreign Currency"), such payments will be made in U.S. dollars based on the equivalent of that Foreign Currency converted into U.S. dollars in the manner set forth in Section 2 on the reverse hereof. If the Specified Currency is a Foreign Currency and it is so provided above, the Holder may elect to receive such payments in that Foreign Currency by delivery of a written request to the Trustee (or to any duly appointed Paying Agent) at the Corporate Trust Office (as defined below) not later than 10 calendar days prior to the applicable payment date, and such election will remain in effect for the Holder until revoked by written notice to the Trustee (or to any such Paying Agent) at the Corporate Trust Office received not later than 10 calendar days prior to the applicable payment date; provided, however, no such election or revocation may be made if, with respect to this Note, (i) an Event of Default has occurred, (ii) the Company has exercised any discharge or defeasance options or (iii) the Company has given a notice of redemption. In the event the Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in U.S. dollars unless such transferee makes an election pursuant to the preceding sentence; provided, however, that such election, if in effect while funds are on deposit with the Trustee to satisfy and discharge this Note, will be effective on any such transferee unless otherwise specified above. The "Principal Amount" of this Note at any time means
         (i) if this Note is an OID Note, the Amortized Face Amount at such time as described in Section 7 on the reverse hereof, (ii) if this Note is an Amortizing Note, the Outstanding Principal Amount at such time as described in Section 4 on the reverse hereof, (iii) in all other cases, the Principal Amount hereof.

                           If applicable as specified above under "Stock Settlement Option", and subject to any additional or other provisions in such section, on the Maturity Date or upon any optional redemption by the Company or other prepayment of this Note prior to the Maturity Date specified above, other than as a result of an Event of Default, the Company or the Holder as specified above under "Stock Settlement Option", with not less than 15 days' prior written notice to the other party and the Trustee, will pay (in the case the Company is exercising the option) or be paid (in the case the Holder is exercising the option) the Maturity Payment Amount or the Redemption Payment Amount, as applicable, either (i) in cash (the "Cash Settlement Option") or
         (ii) in shares of the Reference Equity specified above (and any other equity securities used in the calculation of the Settlement Value (as defined herein)) (the "Stock Settlement Option"). If, however, the Company determines that it is prohibited from delivering such shares or other equity securities, or that it would be unduly burdensome to deliver such shares or other equity securities, on such date, it will pay the applicable Payment Amount in cash. If the Stock Settlement Option is elected, no fractional shares of the Reference Equity (or any other equity securities used in the calculation of the Settlement Value) will be issued unless otherwise specified above under "Fractional Share Issuance". As a result, unless otherwise specified above under "Fractional Share Issuance" if the Company or the Holder has elected the Stock Settlement Option, if fractional shares of any equity securities are included in the calculation of the Settlement Value, or if a partial redemption or repayment would result in the delivery of fractional securities, the market value of the fractional shares based upon the Closing Price of the equity securities included in the calculation of the Settlement Value will be paid in cash, rather than in shares of stock. Unless specified above in "Stock Settlement Option", in the absence of any election notice to the Trustee as aforesaid, the Company will be deemed to have elected to pay the Maturity Payment Amount or the Redemption Payment Amount, as applicable, in cash.

                           In the event of any optional redemption by the Company, any repayment at the option of the Holder, acceleration of the maturity of this Note or other prepayment of this Note prior to the Maturity Date specified above, the term "Maturity" when used herein shall refer, where applicable, to the date of redemption, repayment, acceleration or other prepayment of this Note.

                           An "OID Note" is any Note (a) that has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the Principal Amount thereof and (b) any other Note that for United States federal income tax purposes would be considered an original issue discount instrument.

                           Except as provided in the following paragraph, the Company will pay interest on the dates specified above (each an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Issue Date, and at the Maturity Date; provided that any payment of principal or Maturity Payment Amount (as the case may be), premium, if any, or interest to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or such Maturity Date, as the case may be, and, unless Accrue to Pay is specified on the face hereof, no additional interest shall accrue as a result of such delayed payment; provided further that if the Maturity Date is postponed due to a Market Disruption Event, interest will continue to accrue during the period from the Stated Maturity Date to and excluding the postponed Maturity Date. If Accrue to Pay is specified on the face hereof, any payment of interest on the Interest Payment Date will include interest accrued through the day before Interest Payment Date. Each payment of interest hereon shall include interest accrued through the day before the Interest Payment Date or Maturity Date, as the case may be. Unless otherwise specified above, interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months or in the case of an incomplete month, the number of days elapsed. In no event shall the interest rate of this Note be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

                           Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date indicated above (whether or not a Business Day) next preceding such Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on the Maturity Date shall be payable to the Person to whom the Maturity Payment Amount or principal (as the case may be) shall be payable; and provided, further, that, unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

                                                                               6
                           Except as provided below, all payments of interest on this Note may, at the option of the Company, be made by check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

                           Payments of principal or Maturity Payment Amount (as the case may be), premium, if any, and interest payable on the Maturity Date will be made in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Trustee (or any duly appointed Paying Agent) maintained for that purpose in the Borough of Manhattan, The City of New York (the "Corporate Trust Office"), provided that this Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

                           The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

                           References herein to "U.S. dollars" or "U.S.$" or "$" are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                           REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                           This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

                           IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

         Dated:

         [SEAL]                                LEHMAN BROTHERS HOLDINGS INC.


                                               By:
                                               --------------------------------
                                                    Vice President

                                               Attest:
                                               --------------------------------
                                                    Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

         CITIBANK, N.A.
           as Trustee


         By:
            ---------------------------
            Authorized Officer

                                [REVERSE OF NOTE]


                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTES, SERIES G
                    PREMIUM INCOME EXCHANGEABLE SECURITIESSM
              PERFORMANCE LINKED TO THE VALUE OF A COMMON STOCK, A
       STOCK INDEX, A BASKET OF COMMON STOCKS OR A BASKET OF STOCK INDICES


                  Section 1. General. This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series G, Premium Income Exchangeable SecuritiesSM, Performance Linked to the Value of a Common Stock, a Stock Index, a Basket of Common Stocks or a Basket of Stock Indices of the Company (herein called the "Notes"), which, together with all other Medium-Term Notes, Series G, of the Company, are limited in aggregate principal amount to $24,820,000,000 (or (i) the equivalent thereof in Foreign Currencies or (ii) such greater amount, if OID Notes (as defined on the face hereof) are issued, as shall result in aggregate gross proceeds to the Company of $24,820,000,000), subject to reduction as a result of the sale under certain circumstances of other debt securities of the Company. The foregoing limit, however, may be increased by the Company if in the future it determines that it may wish to sell additional Notes. The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the "Securities") issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended (the "Indenture"), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. The terms and provisions on the reverse of this Note are subject to the terms and provisions on the face hereof. If any term or provision on the reverse of this Note is different than, or inconsistent with, the terms and provisions on the face hereof, the terms and provisions on the face shall prevail.

                  Section 2. Currency Exchanges and Payments. If the Specified Currency hereof is a Foreign Currency and the Holder is either not entitled to elect to receive payments in respect hereof in such Foreign Currency or any such election is not in effect, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent"), based on the highest firm bid quotation (expressed in U.S. dollars) in The City of New York selected by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date, or, if no such rate is quoted on that date, the last date on which such rate was quoted. Unless otherwise provided on the face hereof, such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service or, if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, unless otherwise provided on the face hereof, such selection shall be made from the quotations received by the Exchange Rate Agent from three, or if three are not available, two recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Foreign Currency payable on such payment date in respect of all Notes denominated in such Foreign Currency and for which the applicable dealer commits to execute a contract. If no such bid quotations are available, payments will be made in the Foreign Currency.

                  Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Company will be entitled to make payments with respect hereto in U.S. dollars until such Foreign Currency is again available or so used. The amount so payable on any date in such Foreign Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Foreign Currency on the second Business Day prior to such payment date, or on such other basis as may be specified on the face hereof. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (ii) if such Foreign Currency is a composite currency, including, without limitation, the ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified on the face hereof). Any payment in respect hereof made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

                  If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

                  In the event of an official redenomination of the Specified Currency or the Optional Payment Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Company to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of (i) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (ii) any change in the value of the specified currency or the Optional Payment Currency relative to any other currency due solely to fluctuations in exchange rates.

                  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

                  All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

                  Section 3. Redemption. If applicable as specified on the face hereof under "Redeemable" and related captions, and subject to any additional or other provisions in such sections, the Company may at its option redeem this
Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at the Redemption Payment Amount, together with accrued interest to the date of Redemption. "Redemption Payment Amount" shall mean the Maturity Payment Amount calculated as though the date of Redemption were the Stated Maturity Date and the date on which notice of redemption is given in accordance with the Indenture were the Valuation Date. The Company may exercise such option by causing the Trustee to mail by first-class mail to the Holder hereof a notice of such redemption at least 30 but not more than 60 days (or such other Redemption Notice Period specified on the face hereof) prior to the date of Redemption. In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof in accordance with the terms of the Indenture. Unless otherwise specified on the face hereof, if less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

                  Section 4. Sinking Funds and Amortizing Notes. Unless otherwise specified on the face hereof or unless this Note is an Amortizing Note, this Note will not be subject to any sinking fund. If it is specified on the face hereof that this Note is an Amortizing Note, the Company will make payments combining Redemption Payment Amount and interest on the dates and in the amounts set forth in the table appearing in Schedule I, attached to this Note. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Principal Amount. The term "Outstanding Principal Amount" means, at any time, the amount of unpaid principal hereof at such time.

                  Section 5. Optional Repurchase. If applicable as specified on the face hereof under "Repurchase Option" and related captions, and subject to any additional or other provisions in such sections, at any time until the earlier of (a) the date the Company gives notice of its intention to redeem this

Note pursuant to Section 3 or (b) eight Business Days (or such other Optional Repurchase Cutoff Period specified on the face hereof) before the Stated Maturity Date, this Note will be repayable prior to the Stated Maturity Date at the option of the Holder at the Optional Repurchase Amount. The "Optional Repurchase Amount" shall be the Maturity Payment Amount calculated as though the Optional Repurchase Date were the Stated Maturity Date and the date that is a number of business days equal to the Determination Period before that date were the Valuation Date, together with accrued interest to the applicable Optional Repayment Date. Unless otherwise specified on the face hereof, the "Optional Repurchase Date" shall be the eighth Business Day following the Business Day on which the Company receives a written notice of election to require repurchase of this Note in the manner specified in the following sentence. In order for this Note to be so repaid, the Trustee must receive, before the earlier of (a) the date the Company gives notice of its intention to redeem this Note pursuant to
Section 3 or (b) eight Business Days (or such other Optional Repurchase Cutoff Period specified on the face hereof) before the Stated Maturity Date, either (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, fax or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the Principal Amount hereof, the Principal Amount to be repaid, the certificate number hereof or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, fax or letter and this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of this repayment option shall be irrevocable, except as otherwise provided under Section 6 or Section 9. The repayment option may be exercised by the Holder of this Note with respect to less than the Principal Amount then outstanding provided that the Principal Amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining Principal Amount hereof shall be issued in the name of the Holder of this Note.

         If this note is a Global Security, the holder of this Note, the nominee of the Depositary, will be the only entity that can exercise a right to repayment. In order to ensure that the nominee of the depositary will timely exercise a right to repayment relating to this Note, the beneficial owner of this Note must instruct the broker or other direct of indirect participant through which it holds an interest in this Note to notify the Depositary of its desire to exercise a right to repayment.

                  Section 6. Optional Interest Reset. If so specified on the face hereof, the Interest Rate on this Note may be reset at the option of the Company, in the manner set forth below (unless otherwise specified on the face hereof), on the Optional Reset Date or Optional Reset Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than five Business Days after receipt thereof, the Trustee will mail by first-class mail to the Holder of this Note a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. The Reset Notice shall be substantially in the form of Exhibit A to this Note. Upon the transmittal by the Trustee of a Reset Notice to the Holder of this Note, such new interest rate shall take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, this Note will have the same terms as prior to the transmittal of such Reset Notice.

                  Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the interest rate provided for in the Reset Notice and establish an interest rate that is higher than the interest rate provided for in the Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail by first-class mail notice of such higher interest rate to the Holder of this Note. Such notice shall be irrevocable and shall be mailed by the Trustee within five Business Days after receipt thereof. All Notes with respect to which the interest rate is reset on an Optional Reset Date will bear such higher interest rate for the Subsequent Interest Period.

                  If the Company elects to reset the interest rate of this Note, the Holder of this Note will have the option to elect repayment by the Company of this Note, or any portion hereof, on any Optional Reset Date at a price calculated with reference to (a) the Principal Amount of this Note, (b) the Maturity Payment Amount calculated as though the Optional Reset Date were the Stated Maturity Date and the date that is a number of business days equal to the Determination Period before that date were the Valuation Date, or (c) such other amount or amounts, in each case as specified on the face hereof, plus any interest accrued to, such Optional Reset Date. In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth above in
Section 5 for optional repayment except that the period for delivery or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered this Note for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.


                  Section 7. OID Notes. If this Note is an OID Note, the amount payable in the event of redemption by the Company, repayment at the option of the Holder or acceleration of Maturity shall be (i) the Amortized Principal Amount of this Note as of the date of such redemption, repayment or acceleration rather than the Principal Amount hereof or (ii) such other amount as specified on the face hereof (such amount, the "OID Note Prepayment Amount"). The "Amortized Principal Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the Principal Amount hereof that has accrued at the Yield to Maturity set forth on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Principal Amount is calculated, but in no event shall the Amortized Principal Amount of this Note exceed the Principal Amount.

                  Section 8. Dual Currency Notes. If it is specified on the face hereof that this Note is a Dual Currency Note, the Company has a one time option, exercisable on any one of the Option Election Dates specified on the face hereof in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms as this Note (this "Tranche"), of thereafter making all payments of principal or Maturity Payment Amount (as the case may be), premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the Optional Payment Currency specified on the face hereof. If the Company makes such an election, the amount of Optional Payment Currency payable in respect hereof shall be determined by the Exchange Rate Agent by converting the amount of Specified Currency that would otherwise be payable into the Optional Payment Currency at the Designated Exchange Rate specified on the face hereof.

         The Company may exercise such option by notifying the Trustee of such exercise on or prior to the Option Election Date. The Trustee will mail by first-class mail to each holder of a Note of this Tranche a notice of such election within five Business Days of the Option Election Date which shall state
(i) the first date, whether an Interest Payment Date and/or the Maturity Date, on which scheduled payments in the Optional Payment Currency will be made and
(ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn.

         If this Note is a Dual Currency Note, notwithstanding any prior election made by the Company, the amount payable hereon in the event of any optional redemption by the Company, any repayment at the option of the Holder, any acceleration of the Maturity of this Note or other prepayment of this Note prior to the Maturity Date shall be (a) an amount equal to the amount otherwise due and payable plus accrued interest to but excluding the date of redemption, repayment, acceleration or other prepayment minus the Total Option Value multiplied by a fraction, the numerator of which is the Principal Amount hereof and the denominator of which is the aggregate Principal Amount of all Dual Currency Notes of this Tranche or (b) such other amount as specified on the face hereof (such amount, the "Dual Currency Note Prepayment Amount"). In no event will such payment be less than zero. Notwithstanding any prior election made by the Company, such payment shall be made in the Specified Currency unless otherwise provided on the face hereof.

         The term "Total Option Value" means, with respect to any Dual Currency Note on any date, an amount (calculated as of such date by the Option Value Calculation Agent) equal to the sum of the Option Values (calculated as of such date by the Option Value Calculation Agent) for all Interest Payment Dates occurring after the date of calculation up to and including the Maturity Date. The term "Option Value" means, with respect to an Interest Payment Date or the Maturity Date, the amount calculated by the Option Value Calculation Agent to be the arithmetic average of the prices quoted on the date of calculation by three reference banks (which banks shall be selected by the Option Value Calculation Agent and shall be reasonably acceptable to the Company) for the right on the Option Election Date immediately preceding such Interest Payment Date or Maturity Date to purchase for value on such Interest Payment Date or Maturity Date from such reference banks (A) the aggregate amount of the Specified Currency due on such Interest Payment Date or Maturity Date with respect to all of the Dual Currency Notes of this Tranche in exchange for (B) the amount of the Optional Payment Currency that would be received if the amount in clause (A) were converted into the Optional Payment Currency at the Designated Exchange Rate.

         All determinations referred to above made by the Exchange Rate Agent or the Option Value Calculation Agent shall be at their sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof, and neither the Exchange Rate Agent nor the Option Value Calculation Agent shall have any liability therefor.

                  Section 9. Extendible Notes. If it is specified on the face hereof that this Note is an Extendible Note, the Company has the option to extend the Stated Maturity Date hereof for the number of Extension Periods set forth on the face hereof, each of which Extension Periods shall be a period of from one to five whole years. Unless otherwise specified on the face hereof, the following procedures shall apply if this Note is an Extendible Note.

         The Company may exercise its option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity Date hereof in effect prior to the exercise of such option (the "Original Stated Maturity"). Not later than five Business Days after receipt thereof, the Trustee will mail to the Holder a notice (the "Extension Notice"), first class, postage prepaid, setting forth (i) the election of the Company to extend the Maturity Date, (ii) the new Stated Maturity Date, (iii) the Interest Rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during the Extension Period, including the date on which or the period or periods during which and the price at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder, the Stated Maturity Date hereof shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

         Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity hereof, the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to mail notice of such higher interest rate, first class, postage prepaid, to the Holder. Such notice shall be irrevocable and shall be mailed by the Trustee within three Business Days after receipt thereof. This Note will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

         If the Company extends the Stated Maturity Date of this Note, the Holder will have the option to elect repayment by the Company of this Note, or any portion hereof, on the Original Stated Maturity at a price calculated with reference to (a) the Principal Amount of this Note, (b) the Maturity Payment Amount calculated as though the Original Stated Maturity Date were the Stated Maturity Date and the date that is a number of business days equal to the Determination Period before that date were the Valuation Date, or (c) such other amount or amounts, in each case as specified on the face hereof). In order for this Note to be so repaid on the Original Stated Maturity, the Holder must follow the procedures set forth in Section 5 hereof for optional repayment, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that the Holder may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

                  Section 10. Renewable Notes. If it is specified on the face hereof that this Note is a Renewable Note, this Note will mature on the Initial Maturity Date specified on the face hereof unless the Maturity of all or any portion of this Note is extended in accordance with the procedures described below.

         On the Interest Payment Date occurring in the sixth month (unless a different Special Election Interval is specified on the face hereof) prior to the Initial Maturity Date hereof (the "Initial Maturity Extension Date") and on the Interest Payment Date occurring in each sixth month (or the last month of each Special Election Interval) after such Initial Maturity Extension Date (each, together with the Initial Maturity Extension Date, a "Maturity Extension Date"), the Maturity of this Note will be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified on the face hereof, the last month in a period equal to twice the Special Election Interval) after such Maturity Extension Date, unless the Holder elects to terminate the extension of the Maturity hereof or any portion hereof as described below.

         If the Holder elects to terminate the extension of the Maturity of any portion of the principal amount of this Note during the specified period prior to any Maturity Extension Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Maturity Extension Date (the "Extended Maturity Date").

         The Holder may elect to renew the Maturity of this Note, or if so specified above, any portion hereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 3 nor more than 15 days prior to such Maturity Extension Date

(unless another period is specified on the face hereof as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of this Note. An election to renew the Maturity of this Note may be exercised with respect to less than the entire Principal Amount hereof only if so specified on the face hereof and only in such Principal Amount, or any integral multiple in excess thereof, as is specified on the face hereof. Notwithstanding the foregoing, the Maturity of this Note will not be extended beyond the Stated Maturity Date specified on the face hereof.

         Unless otherwise specified above, any election not to renew will be effective only if this Note is presented to the Trustee (or any duly appointed Paying Agent) as soon as practicable. Following receipt of this Note the Trustee (or any duly appointed Paying Agent) shall issue in exchange herefor in the name of the Holder (i) a Note, in a face amount equal to the Principal Amount of this Note for which no election to renew was exercised, with terms identical to those specified herein (except for the Issue Date and the Initial Interest Rate and except that such Note shall have a fixed, non-extendable Maturity on the Extended Maturity Date) and (ii) if such election not to renew is made with respect to less than the full Principal Amount hereof, a replacement Renewable Note, in a face amount equal to the Principal Amount of this Note for which an election to renew was made, with terms identical to this Note.

                  Section 11. Principal Amount For Indenture Purposes. For the purpose of determining whether Holders of the requisite amount of Notes outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the outstanding principal amount of this Note will be deemed to be the Principal Amount.

                  Section 12. Modification and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount or Maturity Payment Amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium or other amount payable on redemption, or make the principal or Maturity Payment Amount thereof, or premium or other amount payable, if any, or interest thereon payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or
(ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the Maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on or the principal or Maturity Payment Amount (as the case may be) of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

                  Section 13. Obligations Unconditional. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of or Maturity Payment Amount (as the case may be), premium, if any, and interest, if any, on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

                  Section 14. Defeasance. The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  Section 15. Authorized Form and Denominations. The Notes of this series are issuable in registered form, without coupons. The authorized denominations of the Notes are as specified on the face hereof. Notes denominated in a Foreign Currency will be issued in a denomination approximately equivalent to Notes denominated in U.S. dollars. Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith. Notes of this series are exchangeable for a like aggregate Principal Amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes.

                  Section 16. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

                  If this Note is a Global Security and if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository. If a successor Depository for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes in definitive form in an aggregate Principal Amount equal to the Principal Amount hereof.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

                  Section 17. Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date to which the maturity has been accelerated were the Stated Maturity Date and the date that is a number of business days equal to the Determination Period before that date were the Valuation Date. In any such case, if the Stock Settlement Option is available to the Company, the Company, as applicable, will be deemed to have elected the Cash Settlement Option. Upon payment (i) of the aggregate applicable amounts on the Notes of this series so declared due and payable and (ii) of interest on any overdue principal or Maturity Payment Amount (as the case may be) and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal or Maturity Payment Amount (as the case may be) of and interest, if any, on the Notes of this series shall terminate.

                  Section 18. No Recourse Against Certain Persons. No recourse for the payment of the principal or Maturity Payment Amount (as the case may be) of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  Section 19. Tax Treatment. The Company intends to treat and, by purchasing this Note, the Holder hereof agrees to treat, for all tax purposes, this Note as a financial contract rather than as a debt instrument.

                  Section 20. Defined Terms. All terms used but not defined in this Note are used herein as defined in the Indenture.

                  Section 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 22. Definitions. Set forth below are definitions of certain of the terms used in this Note. The definitions set forth below are subject to the terms and provisions on the face hereof. If any definition below is different than, or inconsistent with, the terms and provisions on the face hereof, the terms and provisions on the face shall prevail.

                  "ADR" shall mean American Depositary Receipt.

                  "AMEX" shall mean the American Stock Exchange LLC.

                  "Amortized Principal Amount" shall have the meaning set forth on the reverse of this Note.

                  "Average Execution Price" for a security or other property shall mean the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Notes.

                  "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close, and, (a) if the Specified Currency is a Foreign Currency other than Euros, not a day on which banking institutions are authorized or required by law to close in the Principal Financial Center of the country issuing the Foreign Currency and (b) if the Specified Currency is Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open. "Principal Financial Center" shall mean the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the Principal Financial Center will be New York City, Sydney, Toronto and Zurich, respectively.

                  "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of October 8, 2003, between the Company and the Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

                  "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Settlement Value and the Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

                  "Calculation Day" shall mean (a) for payment at the Stated Maturity Date, the Valuation Date, (b) for a payment upon a Repurchase, the date which is the number of Business Days equal to the Determination Period before the Non-Delaying Event Repurchase Date or (c) for payment upon a Redemption, the date the Redemption Notice is given in accordance with the Indenture.

                  "Cash Settlement Option" shall have the meaning set forth on the face of this Note.

                  "Close of Trading" shall mean, in respect of any primary exchange or quotation system, the scheduled weekday closing time on a day on which the primary exchange or quotation system is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

                  "Closing Level", shall mean, when used with respect to any Relevant Index on any Payment Determination Date, the official closing level of the Relevant Index, the Successor Index for the Relevant Index or any security which is a component of any such index, as the case may be, at the Close of Trading for such day, as reported by the publisher of such index or the primary exchange on which any such security then trades, as the case may be.

                  "Closing Price" shall mean, for each Settlement Value Security, as determined by the Calculation Agent based on information reasonably available to it:

                  (i) If the Settlement Value Security is listed on a United States national securities exchange or quotation system or is a security quoted on Nasdaq, the last reported sale price per share at the Close of Trading, regular way, on such day, on the primary securities exchange registered under the Securities Exchange Act of 1934 on which such Settlement Value Security is listed or admitted to trading or Nasdaq, as the case may be.

                  (ii) If the Settlement Value Security is listed or quoted on a non-United States securities exchange, quotation system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, quotation system or market on which such Settlement Value Security is listed, quoted or admitted to trading, as the case may be. The Closing Price per share shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

                  (iii) If the Settlement Value Security is not listed on a national securities exchange or quotation system or is not a Nasdaq security, and is listed or traded on a bulletin board, the Average Execution Price per share of the Settlement Value Security. If such Settlement Value Security is listed or traded on a non-United States bulletin board, the Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

                  "Company" shall have the meaning set forth on the face of this Note.

                  "Delaying Event" shall mean a Market Disruption Event for a Settlement Value Security or a Relevant Index which occurs on the relevant Calculation Day.

                  "Delaying Event Redemption Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Redemption, the later of (a) the Non-Delaying Event Redemption Date and (b) the number of Business Days equal to the Determination Period after the Payment Determination Date thereof.

                  "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Repurchase, the number of Business Days equal to the Determination Period after the Payment Determination Date thereof.

                  "Determination Period" shall have the meaning set forth on the face of this Note.

                  "Ending Multiplier" shall mean, for each Settlement Value Security, the initial Multiplier for such Settlement Value Security adjusted from time to time for the occurrence, prior to the Close of Trading on the relevant Calculation Day, of any of the extraordinary corporate transactions described in Section 5 of Annex A of the Calculation Agency Agreement.

                  "Indenture" shall have the meaning set forth on the reverse of this Note.

                  "Index Weight" shall mean, if the Reference Equity is a basket of stock indices, for each Relevant Index, the number by which the Closing Level of such Relevant Index will be multiplied in order to calculate the Settlement Value. The Index Weight relating to each Relevant Index included in the Reference Equity shall be specified on the face of this Note.

                  "Lower Strike Conversion Ratio" shall have the meaning set forth on the face of this Note.

                  "Lower Strike Price" shall have the meaning set forth on the face of this Note.

                  "Market Disruption Event", unless indicated otherwise on the face hereof, with respect to a Settlement Value Security or a Relevant Index shall mean any of the following events has occurred on any day as determined by the Calculation Agent:

                  (1) (a) In the case of a Settlement Value Security, a material suspension of, or limitation imposed on trading relating to, such Settlement Value Security, or (b) in the case of a Relevant Index, a suspension of, or limitation imposed on trading relating to, the securities that then comprise 20% or more of such Relevant Index or any Successor Index, in each case, by the Relevant Exchange, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, quotation system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B may be considered material.

                  (2) A material suspension of or limitation imposed on trading in futures or options contracts relating to such Settlement Value Security or to such Relevant Index or any Successor Index, as the case may be, by the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

                  (3) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, (a) in the case of a Settlement Value Security, that Settlement Value Security, or (b) in the case of a Relevant Index, the securities that then comprise 20% or more of such Relevant Index or any Successor Index, in each case, on the primary U.S. exchange or quotation system on which that Settlement Value Security or those securities are traded, or in the case of a Settlement Value Security or a security not listed or quoted in the United States, on the primary exchange, quotation system or market for such Settlement Value Security or security, at any time during the one hour period that ends at the Close of Trading on such day.

                  (4) Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such Settlement Value Security or to such Relevant Index or any Successor Index, as the case may be, on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the Close of Trading on such day.

                  (5) The closure of the primary exchange or quotation system on which, (a) in the case of a Settlement Value Security, that Settlement Value Security is traded or on which futures or options contracts relating to that Settlement Value Security are traded, or (b) in the case of a Relevant Index, securities that then comprise 20% or more of such Relevant Index or any Successor Index are traded or on which futures or options contracts relating to such Relevant Index or any Successor Index are traded, in each case, prior to its scheduled closing time unless the earlier closing time is announced by the primary exchange or quotation system at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the primary exchange or quotation system and (ii) the submission deadline for orders to be entered into the primary exchange or quotation system for execution at the Close of Trading on such day.

                  (6) The Company, or any of its affiliates, is unable, after using commercially reasonable efforts to unwind or dispose of, or realize, recover or remit the proceeds of, any transactions or assets it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities.

                  If the Reference Equity (as specified on the face hereof) is a basket of common stocks or indices, a Market Disruption Event with respect to the basket will occur if a Market Disruption Event occurs with respect to any of the common stocks or indices included in the basket.

                  For purposes of determining whether a Market Disruption Event has occurred:

                  (i) the relevant percentage contribution of a security to the level of a Relevant Index or any Successor Index will be based on a comparison of (x) the portion of the level of the Relevant Index attributable to that security and (y) the overall level of the Relevant Index, in each case immediately before the occurrence of the Market Disruption Event.


                  "Maturity Date" shall mean the Stated Maturity Date (except as otherwise provided in the case of an Extendible Note or a Renewable Note); provided, that if a Market Disruption Event with respect to one or more of the Settlement Value Securities or Relevant Indices, as the case may be, occurs on the Calculation Day, or if the Calculation Day is not a Scheduled Trading Day, then the Maturity Date shall be postponed by a number of Business Days equal to the Determination Period after the date on which the Settlement Value is finally determined. In the event of any optional redemption by the Company, any repayment at the option of the Holder, acceleration of the maturity of this Note or other prepayment of this Note prior to the Maturity Date specified above, the term "Maturity" when used herein shall refer, where applicable, to the date of redemption, repayment, acceleration or other prepayment of this Note.

                  "Maturity Payment Amount" shall equal (i)(a) if the Settlement Value is less than or equal to the Lower Strike Price, the Settlement Value multiplied by the Lower Strike Conversion Ratio, or (b) if the Settlement Value is greater than the Lower Strike Price and less than the Upper Strike Price, the principal amount of the note, or (c) if the Settlement Value is greater than or equal to the Upper Strike Price, the Settlement Value multiplied by the Upper Strike Conversion Ratio; and (ii) any accrued but unpaid interest through but excluding the Stated Maturity Date.

                  "Multiplier", relating to each Settlement Value Security, shall mean the number of shares or other units (including ADRs) (or fraction of a share or other unit expressed as a decimal) of such Settlement Value Security included in the calculation of the Settlement Value. The initial multiplier relating to each stock initially included in the Reference Equity shall be specified on the face of this Note.

                  "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

                  "Non-Delaying Event Redemption Date" shall mean the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice, unless otherwise specified on the face hereof.

                  "Non-Delaying Event Repurchase Date" shall mean the eighth Business Day following the Business Day on which the Company receives notice of a Repurchase from a Holder, unless otherwise specified on the face hereof.

                  "Notes" shall have the meaning set forth on the reverse of this Note.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "Official W.M. Reuters Spot Closing Rates" shall mean the closing spot rates published on Reuters page "WMRA" relevant for such Settlement Value Security.

                  "Optional Repurchase Amount" shall have the meaning set forth on the reverse of this Note.

                  "Optional Repurchase Date" shall have the meaning set forth on the reverse of this Note.

                  "Payment Amount" shall mean the Maturity Payment Amount, the Redemption Payment Amount or the Repurchase Payment Amount, as the case may be.

                  "Payment Determination Date" shall mean the relevant Calculation Day, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Business Day after the Calculation Day on which the Closing Prices for all Settlement Value Securities or the Closing Levels for all Relevant Indices, as the case may be, that have been subject to a Delaying Event have been determined.

                  "Redemption" shall mean the option of the Company to redeem, at any time on or after the date specified on the face hereof, in whole or from time to time in part, the Securities.

                  "Redemption Payment Amount" shall have the meaning set forth on the reverse of this Note.

                  "Redemption Notice" shall mean the notice of Redemption mailed to the Holders pursuant to Section 3 hereof.

                  "Reference Equity" shall mean the common stock, stock index, basket of common stocks or basket of stock indices specified as such on the face of this Note.

                  "Relevant Exchange" shall mean (a) for each Settlement Value Security, the primary United States national securities exchange, quotation system, including any bulletin board service, or market on which such Settlement Value Security is traded, or in case such Settlement Value Security is not listed or quoted in the United States, the primary exchange, quotation system or market for such Settlement Value Security and (b) for each Relevant Index, the primary exchange(s) or quotation system(s), including any bulleting board service(s), on which the securities included in such Relevant Index are traded.

                  "Relevant Index" shall mean any stock index included in the Reference Equity.

                  "Repurchase" shall mean the option of a beneficial holder to elect to require the Company to repurchase, at any time until the earlier of (a) the date the Company gives the Redemption Notice pursuant to Section 3 hereof or
(b) eight Business Days before (or such other period specified on the face hereof) the Stated Maturity Date, in whole or from time to time in part, such holder's Securities.

                  "Scheduled Trading Day" shall mean any day on which each Relevant Exchange is scheduled to be open for trading for its respective regular trading session.

                  "Securities" shall have the meaning set forth on the reverse of this Note.

                  "Settlement Value", when used with respect to any Payment Determination Date, shall equal:

                  (1) if the Reference Equity (as specified on the face hereof) is a common stock or a basket of common stocks, the sum of (a)(i) the products of the Closing Prices and the applicable Ending Multipliers for each Settlement Value Security for which a Delaying Event does not occur on the related Calculation Day and for which the related Calculation Day is a Scheduled Trading Day or (ii) if a Delaying Event occurs for a Settlement Value Security on the related Calculation Day, or if the related Calculation Day is not a Scheduled Trading Day, the product of the Closing Price for such Settlement Value Security on the next Business Day on which a Market Disruption Event does not occur for such Settlement Value Security and the Ending Multiplier for such Settlement Value Security and (b) in each case, any cash included in the Settlement Value on such Calculation Day;

                  (2) if the Reference Equity (as specified on the face hereof) is a stock index, the Closing Level of the Relevant Index so long as a Delaying Event does not occur for such Relevant Index on the related Calculation Day and the related Calculation Day is a Scheduled Trading Day. If a Delaying Event occurs for such Relevant Index on the related Calculation Day, or if the related Calculation Day is not a Scheduled Trading Day, the Settlement Value shall equal the Closing Level of the Relevant Index on the next Business Day on which a Market Disruption Event does not occur for such Relevant Index; or

                  (3) if the Reference Equity (as specified on the face hereof) is a basket of stock indices, the sum of (i) the products of the Closing Levels and the applicable Index Weight for each Relevant Index for which a Delaying Event does not occur on the related Calculation Day and for which the related Calculation Day is a Scheduled Trading Day or (ii) if a Delaying Event occurs for a Relevant Index on the related Calculation Day, or if the related Calculation Day is not a Scheduled Trading Day, the product of the Closing Level for such Relevant Index on the next Business Day on which a Market Disruption Event does not occur for such Relevant Index and the Index Weight for such Relevant Index.

                  "Settlement Value Securities" shall mean the securities included in the calculation of the Settlement Value from time to time and shall initially be the common stock or common stocks designated as the Reference Equity on the face of this Note, unless adjusted for certain extraordinary corporate events as described herein.

                  "Stated Maturity Date" shall mean the date specified as such on the face of this Note.

                  "Stock Settlement Option" shall mean any option of the Company or the Holder as described on the face of this Note to pay (in the case the Company is exercising the option) or to be paid (in the case a Holder is exercising the option) the Maturity Payment Amount or the Redemption Payment Amount in shares of the Reference Equity (and any other equity securities used in the calculation of the Settlement Value), rather than in cash.

                  "Successor Index" shall mean such substitute index as the Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of a Relevant Index.

                  "Trading Day" shall mean a day on which trading generally is conducted on the NYSE, AMEX and Nasdaq and in the over-the-counter market for equity securities, as determined by the Calculation Agent.

                  "Trustee" shall have the meaning set forth on the reverse of this Note.

                  "Upper Strike Conversion Ratio" shall have the meaning set forth on the fact of this Note.

                  "Upper Strike Price" shall have the meaning set forth on the face of this Note.

                  "Valuation Date" shall mean the date specified as such on the face of this Note; provided that if a Market Disruption Event occurs on such date, the Valuation Date shall be the next Business Day on which no Market Disruption Event occurs.

                            OPTION TO ELECT REPAYMENT


                  The undersigned owner of this Note hereby irrevocably elects to have the Company repay the Principal Amount of this Note or portion hereof below designated at (i) the Optional Repurchase Amount plus accrued interest to the Optional Repurchase Date, if this Note is to be repaid pursuant to the Optional Repurchase provision described in Section 5 hereof, or (ii) the price specified pursuant to the Optional Interest Reset provision described in Section 6 hereof or the Extendible Notes provision described in Section 9 hereof. Any such election is irrevocable except as provided in Section 6 or Section 9 hereof.


Dated:
      -----------------
                                    Signature
                                    Sign exactly as name
                                    appears on the front of
                                    this Note [SIGNATURE
                                    GUARANTEED - required only
                                    if Notes are to be issued
                                    and delivered to other than
                                    the registered Holder]


Principal Amount to be                      Fill in for registration of
repaid, if amount to be             Notes if to be issued otherwise
repaid is less than the             than to the registered Holder:
Principal Amount of this
Note (Principal  Amount                     Name:
remaining must be an
authorized denomination)                    Address:
                                            (Please print name
$____________________                        and address including
                                             zip code)



                                    SOCIAL SECURITY OR OTHER TAXPAYER
                                    ID NUMBER

               OPTION TO ELECT TERMINATION OF AUTOMATIC EXTENSION


                  The undersigned owner of this Note hereby irrevocably elects to terminate the automatic extension of this Note or of the portion of the Principal Amount of this Note below designated. Any such election is irrevocable and will be binding on any subsequent Holder hereof.


Dated:
      -----------------
                                         Signature
                                         Sign exactly as name
                                         appears on the front of
                                         this Note [SIGNATURE
                                         GUARANTEED - required only
                                         if Notes are to be issued
                                         and delivered to other than
                                         the registered Holder]


Principal Amount to be                      Fill in for registration of
terminated, if amount to be         Notes if to be issued otherwise
terminated is less than the         than to the registered Holder:
Principal Amount of this
Note (such Principal Amount                 Name:
must be an authorized
denomination)                               Address:

                                                  (Please print name
$                                                 and address including
 -----------------------                          zip code)




                                           SOCIAL SECURITY OR OTHER TAXPAYER
                                           ID NUMBER

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM           -        as tenants in common
         TEN ENT           -        as tenant by the entireties
         JT TEN            -        as joint tenants with right of survivorship
                                    and not as tenants in common

         UNIF GIFT
         MIN ACT           -                    Custodian
                                       ----------         -------------
                                          (Cust)               (Minor)
                                    under Uniform Gifts to Minors Act
                                                                   (State)

       Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ----------------------------------------------------------------------
     (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


     (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_



_


the within Note of LEHMAN BROTHERS HOLDINGS INC. and all rights thereunder and does hereby irrevocably constitute and appoint


Attorney to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises.


Dated:               Signature:
      --------------              ---------------------------------------------
                                 NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:


-------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC rule 17Ad-15.

                                   Schedule I




                               Amortization Table




                     Date                               Payment

                                                                     EXHIBIT A


                                  RESET NOTICE


                          LEHMAN BROTHERS HOLDINGS INC.
                           Medium-Term Notes, Series G
                    Premium Income Exchangeable SecuritiesSM
              Performance Linked to the Value of a Common Stock, a
       Stock Index, a Basket of Common Stocks or a Basket of Stock Indices
                            CUSIP No. ___________
                            Registered Nos. ___-___


     LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), is the issuer of the above-referenced Notes (the "Notes"). Capitalized terms used herein and not defined are used as defined in the Notes.

     The Company hereby elects to reset the Interest Rate set forth on the face of the Notes. On and after _________________1/, the Interest Rate shall be
_______________.

     Each Holder of a Note has the option to elect repayment by the Company of such Note, or any portion thereof, on any Optional Reset Date pursuant to the terms of such Note. The Notes may be repaid on the dates and at the prices set forth below:

                  Date                                    Redemption Price



                  IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this Reset Notice to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer and to be attested by its Secretary or one of its Assistant Secretaries.

Dated:

                                                  LEHMAN BROTHERS HOLDINGS INC.


                                                  By:
                                                    Title:


                                                  Attest:
                                                    Title:




1/       Insert applicable Optional Reset Date.